                               UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) November 30, 2009

DAVIDSON INCOME REAL ESTATE, L.P.

(Exact name of Registrant as specified in its charter)

            Delaware                  0-14530                 62-1242144

 (State or other jurisdiction       (Commission            (I.R.S. Employer

         of incorporation or        File Number)        Identification Number)

           organization)

                               55 Beattie Place

                             Post Office Box 1089

                       Greenville, South Carolina 29602

                   (Address of principal executive offices)

                                (864) 239-1000

                          (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Please see the description under Item 2.03 below.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Davidson Income Real Estate, L.P., a Delaware limited partnership (the “Registrant”), owns a 100% interest in AIMCO Covington Pointe, L.P., a Delaware limited partnership (the “Partnership”).  The Partnership owns Covington Pointe Apartments (“Covington Pointe”), a 180-unit apartment complex located in Dallas, Texas.

On November 30, 2009, the Partnership refinanced the first mortgage loan encumbering Covington Pointe.  The refinancing resulted in the replacement of the existing first mortgage loan, which at the time of refinancing had a principal balance outstanding of approximately $4,566,000, with a new mortgage loan in the principal amount of $5,850,000.  The new mortgage loan bears interest at a fixed interest rate of 5.80% per annum and requires monthly payments of principal and interest of approximately $34,000, beginning January 1, 2010 through the February 1, 2016 maturity date, at which time a balloon payment of approximately $5,322,000 is due.  The previous terms of the first mortgage loan provided for a fixed interest rate of 3.81% per annum and monthly payments of principal and interest of approximately $36,000 through the maturity date of July, 2010, at which date a balloon payment of approximately $4,416,000 was due. The Partnership may prepay the new first mortgage loan only on the last day of a calendar month and must provide at least 30 days written notice of the intention to make a prepayment (the “Prepayment Notice”).  The prepayment is subject to a prepayment penalty if prepaid prior to four months before the maturity date.

In accordance with the terms of the first mortgage loan agreement, payment of the loan may be accelerated at the option of the lender if an event of default, as defined in the loan agreement, occurs.  Events of default include:  nonpayment of monthly principal and interest by the due date; nonpayment of the matured balance of the loan by the maturity date; and the occurrence of any breach or default in the performance of any of the covenants or agreements made by the Partnership.

The foregoing description is qualified in its entirety by reference to the Multifamily Note and the Multifamily Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing, copies of which are filed as exhibits 10 JJJ and 10 KKK to this report.

In accordance with the terms of the Registrant’s partnership agreement, the Registrant’s Managing General Partner is currently evaluating the cash requirements of the Registrant to determine what portion of the refinancing proceeds will be available to distribute to the Registrant’s partners.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits

10 JJJ      Multifamily Note between Keycorp Real Estate Capital Markets, Inc., an Ohio corporation and AIMCO Covington Pointe, L.P., a Delaware limited partnership, dated November 30, 2009.

10 KKK      Multifamily Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing between Keycorp Real Estate Capital Markets, Inc., an Ohio corporation and AIMCO Covington Pointe, L.P., a Delaware limited partnership, dated November 30, 2009.

The agreement included as an exhibit to this Form 8-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•                     should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•                     have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•                     may apply standards of materiality in a way that is different from what may be viewed as material to an investor; and

•                     were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. Additional information about the Registrant may be found elsewhere in this Form 8-K and the Registrant’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVIDSON INCOME REAL ESTATE, L.P.

By:   Davidson Diversified Properties, Inc.,

Managing General Partner

By:   /s/Stephen B. Waters

Stephen B. Waters

Senior Director

Date: December 3, 2009